Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President and CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700 Finance/Treasurer		Andy Schroeder, VP of
Denver, CO 80202
	Phone:	(866) 858-0482
	Fax:	(303) 925-8709
	E-mail	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners to Present at the Lehman Brothers High Yield Bond and Syndicated Loan Conference

DENVER—March 10, 2008—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that Frank Semple, President and Chief Executive Officer and Andrew Schroeder, Vice President of Finance and Treasurer, will present at the Lehman Brothers High Yield Bond and Syndicated Loan Conference on March 12, 2008, at Disney’s Yacht & Beach Club Resort in Lake Buena Vista, Florida.

MarkWest’s presentation will begin at 3:45 p.m. Eastern Daylight Time and is expected to last approximately 45 minutes.  To listen to a live audio webcast and view the accompanying presentation materials, visit MarkWest’s website at www.markwest.com under “Investor Relations / Presentations.”

###

MarkWest Energy Partners, L.P. (NYSE:MWE) is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is one of the largest processors of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements”.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2007, as filed with the SEC.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement.